Exhibit 99.1

Presidio Property Trust, Inc. Announces Establishment of a Special Committee of the Board and Exploration of Strategic Alternatives

San Diego, California, September 13, 2023 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced that its Board of Directors (the “Board”) has established a Special Committee of the Board (the “Special Committee”) to explore potential strategic alternatives focusing on maximizing stockholder value. The Special Committee is comprised solely of independent directors and is charged with exploring potential strategic alternatives, including, without limitation, a business combination involving the Company, a sale of all or part of the Company’s assets, joint venture arrangements and/or restructurings, and determining whether a strategic transaction is in the best interests of the Company. There can be no assurance that the strategic alternatives exploration process will result in any transaction being pursued or consummated. There is no formal timetable for the Special Committee’s completion of its exploration of potential strategic alternatives, and the Company does not intend to disclose any developments with respect to the Special Committee’s activities unless and until the Company determines that further disclosure is appropriate or required by law or regulation.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $23.3 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The SPAC has entered into a definitive business combination agreement with Conduit Pharmaceuticals Limited (Conduit). A full description of the terms of the proposed business combination, which is expected to close in the second half of 2023 subject to the satisfaction of multiple conditions, including approval of the business combination by the SPAC’s shareholders, is provided in the registration statement on Form S-4 that the SPAC has filed with the SEC. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements also include statements relating to the closing of the business combination with Conduit within a certain timeframe or at all. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “ Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244